Exhibit 4.1

FIRST SUPPLEMENTAL INDENTURE

FIRST SUPPLEMENTAL INDENTURE (this “Supplemental Indenture”), dated as of January 29, 2019, among CVR Energy, Inc., a Delaware corporation (the “Guaranteeing Entity”), CVR Refining, LLC, a Delaware limited liability company and an indirect wholly owned subsidiary of the Guaranteeing Entity  (the “Company”), Coffeyville Finance Inc., a Delaware corporation and a wholly owned subsidiary of the Company (together with the Company, the “Issuers”), the other Guarantors (as defined in the Indenture referred to herein), and Wells Fargo Bank, National Association, as trustee under the Indenture referred to below (the “Trustee”).

WITNESSETH

WHEREAS, the Issuers have heretofore executed and delivered to the Trustee an indenture (the “Indenture”), dated as of October 23, 2012, providing for the issuance of 6.500% Second Lien Senior Secured Notes due 2022 (the “Notes”);

WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Entity may execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Entity would unconditionally guarantee all of the Issuers’ Obligations under the Notes and the Indenture on the terms and conditions set forth herein (the “Note Guarantee”); and

WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Guaranteeing Entity and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1.              CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2.              AGREEMENT TO GUARANTEE. The Guaranteeing Entity hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Note Guarantee and in the Indenture including but not limited to Article 11 thereof.

3.              NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, partner, employee, incorporator, manager or unitholder or other owner of Capital Stock of the Issuers or any Guarantor or any direct or indirect parent of the Company, as such, will have any liability for any obligations of the Issuers or any Guarantor under the Notes, this Indenture, the Notes Documents or the Note Guarantees, or any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

4.              NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

5.              COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

6.              EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7.              THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Entity and the Issuers.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

GUARANTEEING ENTITY:

CVR ENERGY, INC.

By:	/s/ Tracy D. Jackson
Name: Tracy D. Jackson
Title: EVP and Chief Financial Officer

ISSUERS:

CVR REFINING, LLC

By:	/s/ Tracy D. Jackson
Name: Tracy D. Jackson
Title: EVP and Chief Financial Officer

COFFEYVILLE FINANCE INC.

By:	/s/ Tracy D. Jackson
Name: Tracy D. Jackson
Title: EVP and Chief Financial Officer

Signature Page to Supplemental Indenture

GUARANTORS:

COFFEYVILLE RESOURCES, LLC

By:	/s/ Tracy D. Jackson
Name: Tracy D. Jackson
Title: EVP and Chief Financial Officer

COFFEYVILLE RESOURCES CRUDE TRANSPORTATION, LLC

By:	/s/ Tracy D. Jackson
Name: Tracy D. Jackson
Title: EVP and Chief Financial Officer

COFFEYVILLE RESOURCES CRUDE REFINING & MARKETING, LLC

By:	/s/ Tracy D. Jackson
Name: Tracy D. Jackson
Title: EVP and Chief Financial Officer

COFFEYVILLE RESOURCES PIPELINE, LLC

By:	/s/ Tracy D. Jackson
Name: Tracy D. Jackson
Title: EVP and Chief Financial Officer

COFFEYVILLE RESOURCES TERMINAL, LLC

By:	/s/ Tracy D. Jackson
Name: Tracy D. Jackson
Title: EVP and Chief Financial Officer

Signature Page to Supplemental Indenture

WYNNEWOOD ENERGY COMPANY, LLC

By:	/s/ Tracy D. Jackson
Name: Tracy D. Jackson
Title: EVP and Chief Financial Officer

WYNNEWOOD REFINING COMPANY, LLC

By:	/s/ Tracy D. Jackson
Name: Tracy D. Jackson
Title: EVP and Chief Financial Officer

Signature Page to Supplemental Indenture

TRUSTEE:

WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Tina Gonzalez
Name: Tina Gonzalez
Title: Vice President

Signature Page to Supplemental Indenture